UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2006

MedAire, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	C025328-02	86-0528631
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

80 E. Rio Salado Parkway, Suite 610, Tempe, Arizona		85281
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-333-3764

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On Form 8-K filed with the SEC on June 5, 2006, MedAire, Inc. (the "Company") disclosed that it had executed a definitive Share Sale Agreement documenting the terms of the sale of all the Company’s shares in the subsidiaries that operate the Company’s Global Doctor China clinic operations. Additionally, the Company disclosed its intention to continue its efforts to dispose of the remaining Global Doctor clinic operations in Thailand and Indonesia as soon as practicable.

On June 9, 2006, a definitive Sale and Purchase of Shares Agreement was entered into for the sale of all of the shares of Global Doctor Limited, an indirect wholly owned subsidiary of the Company organized in Hong Kong that holds the Global Doctor clinic operations in Indonesia, including the shares of PT Global Doctor, a wholly owned subsidiary of Global Doctor Limited organized in Indonesia. The seller was Major Rich Limited, a wholly-owned subsidiary of the Company and parent company of Global Doctor Limited, and the purchaser was PT Medika Jasa Utama, a limited liability company organized in Indonesia represented by current management of such operations.

The purchase price is $162,500, which is due and payable at a closing to be held no later than July 7, 2006. On or before such closing, intercompany indebtedness in the amount of $826,800 that PT Global Doctor owes to Global Doctor Services, a wholly-owned subsidiary of the Company not otherwise involved in this transaction, will be assigned from Global Doctor Services to Global Doctor Limited (Hong Kong). This assignment of indebtedness will not have an adverse affect on the Company's Statement of Operations. A copy of the Sale and Purchase of Shares Agreement is attached hereto as Exhibit 99.1, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

99.1 Sale and Purchase of Shares Agreement dated June 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedAire, Inc.

June 14, 2006	By:	James Allen Williams

Name: James Allen Williams
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Sale and Purchase of Shares Agreement dated June 9, 2006